	EASTMAN CHEMICAL COMPANY SUBSIDIARIES	Exhibit 21.01
NAME OF SUBSIDIARY		JURISDICTION OF INCORPORATION OR ORGANIZATION

Altovar Ltd.		United Kingdom
Cendian Corporation		Delaware
Cendian Argentina, S.R.L.		Argentina
Cendian Asia Pacific Pte Ltd		Singapore
Cendian, B.V.		Netherlands
Cendian de Mexico, S. DE. R.L. DE C.V.		Mexico
Cendian do Brasil Ltda		Brazil
Cendian holding, B.V.		Netherlands
Cendian International, Inc.		Delaware
Cendian Servicious, S. DE R.L. DE C.V.		Mexico
Centrus International, Inc.		Delaware
Centrus International Canada Company		Canada
Eastman Belgium B.V.B.A.		Belgium (Kallo)
Eastman Benelux B.V.B.A.		Belgium (Kallo)
Eastman Cayman Financial Services Limited		Cayman Islands
Eastman Chemical, Asia Pacific Pte. Ltd.		Singapore
Eastman Chemical (Malaysia) Sdn. Bhd.		Malaysia
Eastman Chemical B.V.		Netherlands
Eastman Chemical Barcelona, S.A.		Spain
Eastman Chemical Canada, Inc.		Canada
Eastman Chemical Company Foundation, Inc.		Delaware
Eastman Chemical Company Investments, Inc.		Delaware
Eastman Chemical Deutschland GmbH		Germany
Eastman Chemical, Europe, Middle East, and Africa, Ltd		Delaware
Eastman Chemical Financial Corporation		Delaware
Eastman Chemical Finland Oy		Finland
Eastman Chemical Holding GmbH		Germany

132

	EASTMAN CHEMICAL COMPANY SUBSIDIARIES	Exhibit 21.01
NAME OF SUBSIDIARY		JURISDICTION OF INCORPORATION OR ORGANIZATION

Eastman Chemical Holdings, S.A. de C.V.		Mexico
Eastman Chemical Italia S.r.l.		Italy
Eastman Chemical Japan Limited		Japan
Eastman Chemical Korea Ltd.		Korea
Eastman Chemical Latin America, Inc.		Delaware
Eastman Chemical Ltd.		New York
Eastman Chemical Luxembourg S.a.r.l.		Luxembourg
Eastman Chemical Middelburg, B.V.		Netherlands
Eastman Chemical Resins, Inc.		Delaware
Eastman Chemical Singapore Pte. Ltd.		Singapore
Eastman Chemical Uruapan, S.A. de C.V.		Mexico
Eastman Cogen Management L.L.C.		Texas
Eastman Cogeneration L.P.		Texas
Eastman Company		Delaware
Eastman Company UK Limited		United Kingdom
Eastman do Brasil Ltda.		Brazil
Eastman Espana S. L.		Spain
Eastman Gasification Services Company		Delaware
Eastman International Management Company		Tennessee
Eastman Malta Limited		Malta
Eastman Netherlands B.V.		Netherlands
Eastman Servicios Corporativos, S.A. de C.V.		Mexico
Eastman SE, Inc.		Delaware
Eastman (Shanghai) Chemical Commercial Co., Ltd.		China
Eastman (Shanghai) Chemical Trading Co., Ltd.		China
Enterprise Genetics, Inc.		Nevada
GLC Associates		Nevada
Hartlepet Limited		United Kingdom
Holston Defense Corporation		Virginia

133

	EASTMAN CHEMICAL COMPANY SUBSIDIARIES	Exhibit 21.01
NAME OF SUBSIDIARY		JURISDICTION OF INCORPORATION OR ORGANIZATION

Jager Chemie France S.A.R.L.		France
Kingsport Hotel, L.L.C.		Tennessee
Lawter International Products, Pte. Ltd.		Singapore
McWhorter Holdings Ltd.		United Kingdom
Mustang Pipeline Company		Texas
Nanjing Yangzi Eastman Chemical Ltd.		China
Pinto Pipeline Company of Texas		Texas
Primester		New York
Qilu Eastman Specialty Chemicals, Ltd		China
Shanghai Eastman Consulting Company Ltd		China
Voridian (Gibraltar) Limited		United Kingdom
Voridian (U.K.)		United Kingdom
Voridian AG		Switzerland
Voridian Argentina S.R.L.		Argentina
Voridian B.V.		Netherlands
Voridian Canada Company		Nova Scotia
Voridian Company		Delaware
Voridian de Mexico, S.A. de C.V.		Mexico
Voridian do Brasil Ltda.		Brazil - partnership
Voridian England Ltd.		United Kingdom
Voridian Espana S.A.		Spain
Voridian Europoort B.V.		Netherlands
Voridian Holdings B.V.		Netherlands
Voridian Holdings S.L.		Spain
Voridian Holdings U.K. Limited		United Kingdom
Voridian Hong Kong Limited		Hong Kong
Voridian International, Limited		United Kingdom
Voridian Polymer Ltd.		United Kingdom
Voridian Singapore Pte. Ltd.		Singapore
Voridian Spain L.L.C.		Delaware
Workington Investments Limited		United Kingdom

134